UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): August 20, 2008

China Dongsheng International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26598	22-3137907
(Commission File Number)	(IRS Employer Identification No.)

c/o Jilin Dongsheng Weiye Science and Technology Development Co., Ltd.
Jifeng East Road, Gaoxin District
Jilin, Jilin Province, PRC
 (Address of Principal Executive Offices)(Zip Code)

86-432-4566702
(Issuer’s telephone number)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On August 25, 2007, the Company appointed Jewett, Schwartz, Wolfe and Associates as its new independent registered public accounting firm for the fiscal year ending June 30, 2008. During the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of Jewett, Schwartz, Wolfe and Associates, neither the Company nor anyone on the Company’s behalf consulted with Jewett, Schwartz, Wolfe and Associates regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Wen Jiang, Chief Financial Officer of China Dongsheng International, Inc. (the “Company”), resigned from the Company effective August 20, 2008. Mr. Jiang’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Aidong Yu, the Company's Chief Executive Officer, will serve as the interim Chief Financial Officer until the Company appoints a new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Dongsheng International, Inc.

August 26, 2008	By:	/s/ Aidong Yu
Aidong Yu
Chairman and President

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